AMENDMENT NO. 1

TO THE

ADMINISTRATIVE SERVICES AGREEMENT

AMENDMENT NO. 1, effective as of March 1, 2018 (“Amendment No. 1”) to the Administrative Services Agreement dated as of July 20, 2016 (“Agreement”) by and among AXA Equitable Life Insurance Company, on behalf of itself and certain of its affiliates (the “Service Provider”), and 1290 Funds (the “Trust”), on behalf of each of its series identified on Schedule A attached thereto.

The Service Provider and the Trust agree to modify the Agreement as follows:

1.	Schedule A: Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No.l by their duly authorized officers as of this 1 day of March, 2018.

1290 Funds

By:
Name:	Michal Levy
Title:	Vice President

AXA Equitable Life Insurance Company

By:
Name:	Jay Zickerman
Title:	Lead Director

SCHEDULE A

Qualifying Shares	Share Class	Fee Rate
1290 Convertible Securities Fund	A	0.12%
	R	0.12%
	I	0.00%
1290 DoubleLine Dynamic Allocation Fund	A	0.12%
	R	0.12%
	I	0.00%
1290 GAMCO Small/Mid Cap Value Fund	A	0.12%
	R	0.12%
	1	0.00%
1290 Low Volatility Global Equity Fund	A	0.12%
	R	0.12%
	1	0.00%
1290 Global Talents Fund	A	0.12%
	R	0.12%
	I	0.00%
1290 High Yield Bond Fund	A	0.12%
	R	0.12%
	I	0.00%
1290 Multi-Alternative Strategies Fund	A	0.12%
	R	0.12%
	I	0.00%
1290 SmartBeta Equity Fund	A	0.12%
	R	0.12%
	I	0.00%
1290 Unconstrained Bond Managers Fund	A	0.12%
	R	0.12%
	I	0.00%
1290 Retirement 2020 Fund	1	0.00%
1290 Retirement 2025 Fund	I	0.00%
1290 Retirement 2030 Fund	I	0.00%
1290 Retirement 2035 Fund	I	0.00%
1290 Retirement 2040 Fund	I	0.00%

1290 Retirement 2045 Fund	I	0.00%
1290 Retirement 2050 Fund	I	0.00%
1290 Retirement 2055 Fund	I	0.00%
1290 Retirement 2060 Fund	I	0.00%

Fees

1. The following terms shall have the meanings defined below:

a. “Daily Value” shall mean the Net Asset Value (“NAV”) reported to Service Provider by the Funds mutually agreeable means.

b. “Qualifying Shares” shall mean all shares of a Fund purchased through and held in an account established by the Service Provider with the Fund during the term of this Agreement.

c. “Fee Rate” shall mean the basis points per annum, applicable to only those Funds listed on Schedule A to this Agreement that are identified as subject to the Fee Rate.

2. The Fee for each Fund shall be calculated each month by multiplying the average Daily Value of the Qualifying Shares for the month held in the Service Provider’s accounts multiplied by the Fee Rate. The Fee will be paid quarterly by each Fund (as applicable) after receipt of the Service Provider’s invoice prepared in accordance with this Agreement and delivered to the Fund or its designee.

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